Filed pursuant to Rule 424(b)(3)
File No. 333-254957

December 13, 2021

BNY Mellon Alcentra Opportunistic Global Credit Income Fund

Supplement to Current Prospectus

Shares of the fund are not currently being offered.

December 13, 2021

BNY Mellon Alcentra Opportunistic Global Credit Income Fund

Supplement to Current Statement of Additional Information

Shares of the fund are not currently being offered.